UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 15, 2012

TERADATA CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33458	75-3236470
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Innovation Drive Dayton, Ohio		45342
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (866) 548-8348

N/A

(Former Name or Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 15, 2012, Teradata Corporation (“Teradata”) entered into a Revolving Credit Agreement with Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Citibank, N.A., as Co-Documentation Agents, and the lenders party thereto (the “Revolving Credit Agreement”).

The Revolving Credit Agreement provides that Teradata may borrow, during the five-year term of the agreement, on a revolving credit basis, up to a maximum amount outstanding at any time of $300 million. In addition, under the terms of the Revolving Credit Agreement, Teradata from time to time and subject to certain conditions may increase the lending commitments under the Revolving Credit Agreement in an aggregate principal amount of up to an additional $200 million, to the extent that existing or new lenders agree to provide such additional commitments. All outstanding amounts under the Revolving Credit Agreement are due and payable on June 15, 2017, unless extended by agreement of the parties for up to two additional one-year periods. The Revolving Credit Agreement replaces a similar revolving credit agreement in the same maximum principal amount entered into by Teradata in 2007, which agreement was terminated as of June 15, 2012.

The outstanding principal amount of the Revolving Credit Agreement bears interest at a floating rate based upon, at Teradata’s option, a negotiated base rate or a Eurodollar rate plus in each case a margin based on the leverage ratio of Teradata.

Borrowings under the Revolving Credit Agreement are unsecured, but are guaranteed by certain of Teradata’s material domestic subsidiaries. The Revolving Credit Agreement contains customary representations and warranties, default provisions and affirmative and negative covenants including, among others, covenants regarding the maintenance of certain financial ratios, covenants relating to financial reporting, compliance with laws, subsidiary indebtedness, limitations on liens, sale and leaseback transactions, sales of assets, mergers and other fundamental changes involving the company, asset sales, entry into certain restrictive agreements and investments.

Teradata has other relationships with the parties to the Revolving Credit Agreement, each of which also is a lender to Teradata with respect to a 2011 term loan in the aggregate principal amount of $300 million.

The foregoing description of the Revolving Credit Agreement is not complete and is subject to and qualified in its entirety by reference to the Revolving Credit Agreement, which is attached as Exhibit 1.1 to this Current Report and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth under Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is attached to this Current Report:

Exhibit No.	Description

1.1	Revolving Credit Agreement dated June 15, 2012 among Teradata Corporation, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Citibank, N.A., as Co-Documentation Agents, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teradata Corporation

By:	/s/ Stephen M. Scheppmann
Stephen M. Scheppmann
Executive Vice President and Chief Financial Officer

Dated: June 20, 2012

Index to Exhibits

Exhibit No.	Description

1.1	Revolving Credit Agreement dated June 15, 2012 among Teradata Corporation, Bank of America, N.A., as Administrative Agent, JPMorgan Chase Bank, N.A., as Syndication Agent, The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Citibank, N.A., as Co-Documentation Agents, and the lenders party thereto.